Exhibit 99.2

Dollarama Group Holdings L.P. and Dollarama Group L.P. Announce

Financial Results for Second Quarter of Fiscal Year 2009

Dollarama Group L.P. Highlights for the Second Quarter

•	Sales Increased 13.3%

•	Comparable Store Sales Rose by 3.7%

•	Adjusted EBITDA Up 3.3%

•	Net Earnings Up 16.8%

MONTREAL, (September 17, 2008) – Dollarama Group Holdings L.P. and Dollarama Group L.P. today announced financial results for the second quarter ended August 3, 2008. The results of operations of Dollarama Group Holdings L.P. are almost identical to those of Dollarama Group L.P., with the main exception being interest expense, financing costs, and foreign exchange gain or loss associated with Dollarama Group Holdings L.P.’s outstanding balance of senior floating rate deferred interest notes. Note: All dollar amounts in this press release are in Canadian dollars unless otherwise indicated.

Dollarama Group L.P. reported that sales increased $31.1 million, or 13.3%, to $264.3 million for the 13-week period ended August 3, 2008, up from $233.2 million for the same period in the prior year. Comparable store sales rose 3.7% driven by an increase in average transaction size of 4.3% but were offset by a modest 0.6% decline in store traffic. The remaining portion of the sales growth was driven primarily by 53 new store openings since the end of the first quarter of fiscal year 2008, and by the full 13-week effect of the stores opened during the second quarter of last year.

Gross margin for the period was at 35.2% compared with 34.8% for the same period last year.

Dollarama Group L.P.’s net earnings grew 16.8% to $26.0 million in the second quarter of fiscal 2009 from $22.3 million in the second quarter of fiscal 2008.

Adjusted EBITDA (as defined in the attached tables) was $42.3 million for the 13-week period ended August 3, 2008, up 3.3% versus the prior year.

For the 26-week period ended August 3, 2008, Dollarama Group L.P. reported a sales increase of $52.0 million or 11.6% to $501.1 million from $449.1 million. Comparable store sales rose 1.9%, driven by an increase in average ticket size of 3.7%. This was offset by a 1.8% decline in store traffic.

Gross margin increased to 33.9% for the 26-week period ended August 3, 2008 from 33.8% for the 26-week period ended August 5, 2007.

Dollarama Group L.P.’s net earnings increased $3.2 million to $35.6 million for the 26-week period ended August 3, 2008, from $32.4 million for the same period last year.

Adjusted EBITDA (as defined in the attached tables) was $71.8 million for the 26-week period ended August 3, 2008 up 1.9% versus the prior year.

“We are pleased to report solid revenue growth, strong comparable store sales and an increase in Adjusted EBITDA for the quarter,” said Larry Rossy, Chief Executive Officer of Dollarama. “Given the macroeconomic environment and the general state of the retail industry, we believe these results reflect recent initiatives to enhance our operations.”

The Company also announced plans to begin offering an additional assortment of exciting new products in its stores during the first quarter of 2009 that will be priced between $1.00 and $2.00. While the vast majority of products in its stores will continue to be $1.00, these new high value products that have never been offered at Dollarama stores before, will expand the Company’s merchandise selection across many categories including giftware, toys, glassware and plastic products.

“I am excited to announce the introduction in the first quarter of 2009 of new product assortments priced between $1.00 and $2.00. This new selection will leverage Dollarama’s distinct merchandising strength — delivering tremendous value to our customers across a broad and exciting array of products, always at the lowest possible price points. It will also continue to enhance our customers’ shopping experience,” explained Rossy.

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ABOUT DOLLARAMA

Dollarama is the leading operator of dollar discount stores in Canada. Currently, the company operates more than 535 stores in 10 provinces, each offering a broad assortment of quality everyday merchandise sold in individual or multiple units primarily at a fixed price of $1.00. All stores are company-operated, and nearly all are located in high traffic areas such as strip malls and shopping centers in various locations, including metropolitan areas, mid-sized cities, and small towns. In 1910, the company was established as a single variety store in Québec.

Safe Harbor for Forward-Looking and Cautionary Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. As such, final results could differ from estimates or expectations due to risks and uncertainties, including among others, changes in customer demand for products, changes in raw material and equipment costs and availability, seasonal changes in customer demand, pricing actions by competitors and general changes in economic conditions; and other risks. For any of these factors, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, as amended.

DOLLARAMA GROUP HOLDINGS L.P.

SUMMARY CONSOLIDATED FINANCIAL DATA

(dollars in thousands)	13-Week Period Ended August 3, 2008	13-Week Period Ended August 5, 2007	26-Week Period Ended August 3, 2008	26-Week Period Ended August 5, 2007
Statement of Operations Data:

Sales	$264,271	$233,205	$501,086	$449,080
Cost of sales	171,142	152,117	331,347	297,413

Gross profit	93,129	81,088	169,739	151,667
Expenses:
General administrative and store operating expenses	52,238	41,527	100,767	84,844
Amortization(1)	5,565	4,239	10,338	8,338

Total expenses	57,803	45,766	111,105	93,182

Operating income/(loss)	35,326	35,322	58,634	58,485
Other (income)/expense:
Amortization of deferred financing costs	1,479	2,169	2,722	3,784
Interest expense	13,186	16,613	27,301	33,875
Foreign exchange loss (gain) on derivative financial instruments and long-term debt	1,102	(9,396)	9,556	(23,624)

Earnings before income taxes	19,559	25,936	19,055	44,450
Income taxes	149	177	194	219

Net earnings	$19,410	$25,759	$18,861	$44,231

Statement of Cash Flows Data:

Cash flows provided by (used in):

Operating activities	$37,855	$(18,295)	$66,885	$(5,811)
Investing activities	(7,730)	(9,328)	(16,821)	(19,909)
Financing activities	(7,544)	(7,420)	(21,453)	(9,346)

Other Financial Data:

Adjusted EBITDA(2)	$42,249	$40,901	$71,796	$70,449
Capital expenditures	$7,759	$9,383	$16,912	$20,002
Rent expenses(3)	$16,633	$13,749	$33,268	$27,545
Gross margin(4)	35.2%	34.8%	33.9%	33.8%
Number of stores (at end of period)	536	486	536	486
Comparable store sales growth(5)	3.7%	0.7%	1.9%	(0.6)%

(dollars in thousands)	As of August 3, 2008	As of August 5, 2007
Balance Sheet Data:

Cash and cash equivalents	$54,825	$12,637
Merchandise inventories	191,039	194,394
Property and equipment	118,031	96,493
Total assets	1,232,875	1,166,994
Long-term debt	665,139	700,950
Partners’ capital	359,558	283,026

(1)	Amortization represents amortization of tangible and amortizable intangible assets, including amortization of favourable and unfavourable lease rights.
(2)	EBITDA represents net income (loss) before net interest expense, income taxes, and depreciation and amortization expense. Adjusted EBITDA represents EBITDA as further adjusted to reflect items set forth in the table below, all of which are required in determining our compliance with financial covenants under our senior secured credit facility. We have included EBITDA and Adjusted EBITDA to provide investors with a supplemental measure of our operating performance and information about the calculation of some of the financial covenants that are contained in the senior secured credit facility. We believe EBITDA is an important supplemental measure of operating performance because it eliminates items that have less bearing on our operating performance and thus highlights trends in our core business that may not otherwise be apparent when relying solely on Canadian GAAP financial measures. We also believe that securities analysts, investors and other interested parties frequently use EBITDA in the evaluation of issuers, many of which present EBITDA when reporting their results. Adjusted EBITDA is a material component of the covenants imposed on us by the senior secured credit facility. Under the senior secured credit facility, we are subject to financial covenant ratios that are calculated by reference to Adjusted EBITDA. Non-compliance with the financial covenants contained in our senior secured credit facility could result in a default, an acceleration in the repayment of amounts outstanding under the senior secured credit facility, and a termination of the lending commitments under the senior secured credit facility. Generally, any default under the senior secured credit facility that results in the acceleration in the repayment of amounts outstanding under the senior secured credit facility would result in a default under the indentures governing the 8.875% senior subordinated notes and the senior floating rate deferred interest notes. While an event of default under the senior secured credit facility or the indentures is continuing, we would be precluded from, among other things, paying dividends on our capital stock or borrowing under the revolving credit facility. Our management also uses EBITDA and Adjusted EBITDA in order to facilitate operating performance comparisons from period to period, prepare annual operating budgets and assess our ability to meet our future debt service, capital expenditure and working capital requirements and our ability to pay dividends on our capital stock.

EBITDA and Adjusted EBITDA are not presentations made in accordance with Canadian GAAP. As discussed above, we believe that the presentation of EBITDA and Adjusted EBITDA in this summary consolidated financial data section is appropriate. However, EBITDA and Adjusted EBITDA have important limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under Canadian GAAP. For example, neither EBITDA nor Adjusted EBITDA reflect (a) our cash expenditures, or future requirements for capital expenditures or contractual commitments; (b) changes in, or cash requirements for, our working capital needs; (c) the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt; and (d) tax payments or distributions to our parent to make payments with respect to taxes attributable to us that represent a reduction in cash available to us. Because of these limitations, we primarily rely on our results as reported in accordance with Canadian GAAP and use EBITDA and Adjusted EBITDA only supplementally. In addition, because other companies may calculate EBITDA and Adjusted EBITDA differently than we do, EBITDA may not be, and Adjusted EBITDA as presented in this summary consolidated financial data section is not, comparable to similarly titled measures reported by other companies.

A reconciliation of net earnings (loss) to EBITDA and to Adjusted EBITDA is included below

(dollars in thousands)	13-Week Period Ended August 3, 2008	13-Week Period Ended August 5, 2007	26-Week Period Ended August 3, 2008	26-Week Period Ended August 5, 2007
Net earnings	$19,410	$25,759	$18,861	$44,231
Income taxes	149	177	194	219
Interest expense	13,186	16,613	27,301	33,875
Amortization of deferred financing costs	1,479	2,169	2,722	3,784
Amortization of fixed tangible and intangible assets	5,565	4,239	10,338	8,338

EBITDA	39,789	48,957	59,416	90,447
Foreign exchange loss (gain) on derivative financial instruments and long-term debt	1,102	(9,396)	9,556	(23,624)
Management fees(a)	795	790	1,590	1,624
Deferred lease inducements(b)	342	425	791	1,134
Stock-based compensation expense(c)	221	125	443	868

Adjusted EBITDA	$42,249	$40,901	$71,796	$70,449

(a)	Reflects the management fees incurred and paid or payable to the company’s majority owners.
(b)	Represents the elimination of non-cash straight-line rent expense.
(c)	Represents the elimination of non-cash stock-based compensation expense.

(3)	Rent expense represents (i) basic rent expense on a straight-line basis and (ii) contingent rent expense, net of amortization of inducements received from landlords.
(4)	Gross margin represents gross profit as a percentage of sales.
(5)	Comparable store sales is a measure of the percentage increase or decrease of the sales of stores open for at least the prior13 complete fiscal months and that remain open at the end of the reporting period relative to the same period in the prior year. We include sales from stores expanded or relocated in the calculation of comparable store sales. To provide more meaningful results, the company measures comparable store sales over periods containing an integral number of weeks beginning on a Monday and ending on a Sunday that best approximate the fiscal period to be analyzed.

DOLLARAMA GROUP L.P.

SUMMARY CONSOLIDATED FINANCIAL DATA

(dollars in thousands)	13-Week Period Ended August 3, 2008	13-Week Period Ended August 5, 2007	26-Week Period Ended August 3, 2008	26-Week Period Ended August 5, 2007
Statement of Operations Data:

Sales	$264,271	$233,205	$501,086	$449,080
Cost of sales	171,142	152,117	331,347	297,413

Gross profit	93,129	81,088	169,739	151,667
Expenses:
General administrative and store operating expenses	52,227	41,526	100,756	84,843
Amortization(1)	5,565	4,239	10,338	8,338

Total expenses	57,792	45,765	111,094	93,181

Operating income/(loss)	35,337	35,323	58,645	58,486
Other (income)/expense:
Amortization of deferred financing costs	1,086	1,078	2,083	2,146
Interest expense	8,574	10,836	17,440	21,863
Foreign exchange loss (gain) on derivative financial instruments and long-term debt	(466)	976	3,302	1,842

Earnings before income taxes	26,143	22,433	35,820	32,635
Income taxes	126	158	171	200

Net earnings	$26,017	$22,275	$35,649	$32,435

Statement of Cash Flows Data:

Cash flows provided by (used in):

Operating activities	$37,855	$(6,586)	$66,677	$5,678
Investing activities	(7,730)	(9,328)	(16,821)	(19,909)
Financing activities	(7,545)	(19,131)	(21,247)	(20,838)

Other Financial Data:

Adjusted EBITDA(2)	$42,260	$40,902	$71,807	$70,450
Capital expenditures	$7,759	$9,383	$16,912	$20,002
Rent expenses(3)	$16,633	$13,749	$33,268	$27,545
Gross margin(4)	35.2%	34.8%	33.9%	33.8%
Number of stores (at end of period)	536	486	536	486
Comparable store sales growth(5)	3.7%	0.7%	1.9%	(0.6)%

(dollars in thousands)	As of August 3, 2008	As of August 5, 2007
Balance Sheet Data:

Cash and cash equivalents	$54,809	$12,626
Merchandise inventories	191,039	194,394
Property and equipment	118,031	96,493
Total assets	1,232,846	1,167,291
Long-term debt	470,262	511,801
Partners’ capital	558,333	475,913

(1)	Amortization represents amortization of tangible and amortizable intangible assets, including amortization of favourable and unfavourable lease rights.
(2)	EBITDA represents net income (loss) before net interest expense, income taxes, and depreciation and amortization expense. Adjusted EBITDA represents EBITDA as further adjusted to reflect items set forth in the table below, all of which are required in determining our compliance with financial covenants under our senior secured credit facility. We have included EBITDA and Adjusted EBITDA to provide investors with a supplemental measure of our operating performance and information about the calculation of some of the financial covenants that are contained in the senior secured credit facility. We believe EBITDA is an important supplemental measure of operating performance because it eliminates items that have less bearing on our operating performance and thus highlights trends in our core business that may not otherwise be apparent when relying solely on Canadian GAAP financial measures. We also believe that securities analysts, investors and other interested parties frequently use EBITDA in the evaluation of issuers, many of which present EBITDA when reporting their results. Adjusted EBITDA is a material component of the covenants imposed on us by the senior secured credit facility. Under the senior secured credit facility, we are subject to financial covenant ratios that are calculated by reference to Adjusted EBITDA. Non-compliance with the financial covenants contained in our senior secured credit facility could result in a default, an acceleration in the repayment of amounts outstanding under the senior secured credit facility, and a termination of the lending commitments under the senior secured credit facility. Generally, any default under the senior secured credit facility that results in the acceleration in the repayment of amounts outstanding under the senior secured credit facility would result in a default under the indenture governing the 8.875% senior subordinated notes. While an event of default under the senior secured credit facility or the indenture is continuing, we would be precluded from, among other things, paying dividends on our capital stock or borrowing under the revolving credit facility. Our management also uses EBITDA and Adjusted EBITDA in order to facilitate operating performance comparisons from period to period, prepare annual operating budgets and assess our ability to meet our future debt service, capital expenditure and working capital requirements and our ability to pay dividends on our capital stock.

EBITDA and Adjusted EBITDA are not presentations made in accordance with Canadian GAAP. As discussed above, we believe that the presentation of EBITDA and Adjusted EBITDA in this summary consolidated financial data section is appropriate. However, EBITDA and Adjusted EBITDA have important limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under Canadian GAAP. For example, neither EBITDA nor Adjusted EBITDA reflect (a) our cash expenditures, or future requirements for capital expenditures or contractual commitments; (b) changes in, or cash requirements for, our working capital needs; (c) the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt; and (d) tax payments or distributions to our parent to make payments with respect to taxes attributable to us that represent a reduction in cash available to us. Because of these limitations, we primarily rely on our results as reported in accordance with Canadian GAAP and use EBITDA and Adjusted EBITDA only supplementally. In addition, because other companies may calculate EBITDA and Adjusted EBITDA differently than we do, EBITDA may not be, and Adjusted EBITDA as presented in this summary consolidated financial data section is not, comparable to similarly titled measures reported by other companies.

A reconciliation of net earnings (loss) to EBITDA and to Adjusted EBITDA is included below

(dollars in thousands)	13-Week Period Ended August 3, 2008	13-Week Period Ended August 5, 2007	26-Week Period Ended August 3, 2008	26-Week Period Ended August 5, 2007
Net earnings	$26,017	$22,275	$35,649	$32,435
Income taxes	126	158	171	200
Interest expense	8,574	10,836	17,440	21,863
Amortization of deferred financing costs	1,086	1,078	2,083	2,146
Amortization of fixed tangible and intangible assets	5,565	4,239	10,338	8,338

EBITDA	41,368	38,586	65,681	64,982
Foreign exchange loss (gain) on derivative financial instruments and long-term debt	(466)	976	3,302	1,842
Management fees(a)	795	790	1,590	1,624
Deferred lease inducements(b)	342	425	791	1,134
Stock-based compensation expense(c)	221	125	443	868

Adjusted EBITDA	$42,260	$40,902	$71,807	$70,450

(a)	Reflects the management fees incurred and paid or payable to the company’s majority owners.
(b)	Represents the elimination of non-cash straight-line rent expense.
(c)	Represents the elimination of non-cash stock-based compensation expense.

(3)	Rent expense represents (i) basic rent expense on a straight-line basis and (ii) contingent rent expense, net of amortization of inducements received from landlords.
(4)	Gross margin represents gross profit as a percentage of sales.
(5)	Comparable store sales is a measure of the percentage increase or decrease of the sales of stores open for at least the prior 13 complete fiscal months and that remain open at the end of the reporting period relative to the same period in the prior year. We include sales from stores expanded or relocated in the calculation of comparable store sales. To provide more meaningful results, the company measures comparable store sales over periods containing an integral number of weeks beginning on a Monday and ending on a Sunday that best approximate the fiscal period to be analyzed.

CONTACTS

Investors:

Robert Coallier, Chief Financial Officer

(514) 737-1006 x1238

Media:

Alex Stanton

Stanton Crenshaw Communications

(212) 780-0701

alex@stantoncrenshaw.com